UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check appropriate box:
☐       Preliminary Proxy Statement
☐       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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E-mail to Employees
9-10-10

A Message from John McGlade: Air Products’ Increased $65.50 Per Share All-Cash Offer for Airgas and Other Developments
This update is being distributed via e-mail while the APOnline homepage and CorpNEWS applications undergo a scheduled and announced migration. Homepage updates and the normal CorpNEWS publication schedule will resume on Monday, September 13.

There has been a lot of activity and publicity recently around our offer to acquire Airgas. I thought it would be helpful to get a note out to you that puts these announcements in context and provides some insight as to our next steps.

On Monday afternoon (September 6), we announced that we increased our offer for Airgas to $65.50 per share in cash. We also reiterated that we stand ready to close a deal quickly if the Airgas Board will agree to sit down and negotiate with us. A copy of the press release we issued can be found here: www.airproducts.com/PressRoom/CompanyNews/Archived/2010/06Sep2010.htm.

As part of this news, we announced that we will withdraw our offer if Airgas shareholders do not elect the Air Products nominees and approve our by-law proposals at the September 15 Airgas annual meeting. It’s important to us to have a firm deadline with respect to this opportunity, and we have provided Airgas shareholders with a clear path to completing a transaction. We remain confident that Airgas shareholders will make the right choice and support our director nominees and all of our proposals at next Wednesday’s meeting.

Late Wednesday night (September 8), we were pleased to receive the endorsement of Institutional Shareholder Services (ISS) for all three Air Products director nominees to the Airgas Board (ISS is one of the leading independent proxy voting and corporate governance advisory firms who recommend voting positions to shareholders). They said they believe our $65.50 per share offer for Airgas was a “compelling starting point for negotiation,” and we couldn’t agree more. The three independent nominees put forward by Air Products are highly qualified and will add much-needed perspective to the incumbent Airgas Board as this opportunity continues to unfold.

While ISS did not recommend voting for our proposal calling for a January 2011 annual meeting of Airgas, we believe in the end, the economic interests of the Airgas shareholders will help drive their decision to cast their votes in favor of our proposals so that this process can come to a speedy resolution.

Lastly, on Thursday (September 9), the Federal Trade Commission (FTC) accepted our Consent Decree in connection with our proposed acquisition of Airgas. With this development, there are no hurdles to completing a transaction with Airgas, other than the current Airgas Board’s unwillingness to negotiate.

As we have throughout this process, we continue to remain disciplined and mindful of our responsibilities to Air Products’ shareholders, and we are confident that acquiring Airgas at a fair and reasonable price will create significant value for shareholders, which I know means most of you. Even with our recent price increase, an acquisition of Airgas remains accretive to our earnings, meaning that it will contribute positively to earnings by the first year.

We are continuing to execute well on our current underlying growth and return improvement plans and look forward to adding an acquisition of Airgas to the many opportunities in front of us. With or without Airgas, we are very well-positioned for continued success, and we have your hard work to thank for that. Our goals of 17% margin and double-digit earnings per share (EPS) are within reach.

In the meantime, I encourage you to stay focused on our commitment to safety and serving our customers well. I want to personally thank you for your continued focus, hard work and dedication.

We will continue to keep you informed as new developments occur, and you can also visit www.airproducts.com/airgasoffer for the latest updates.

John McGlade

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. (“Air Products”), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. (“Airgas”) not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the “Offer to Purchase”).  The purchase price to be paid upon the successful closing of the cash tender offer is $65.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended.  The offer is scheduled to expire at midnight, New York City time, on Friday, October 29, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.  The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Air Products has filed a definitive proxy statement on Schedule 14A dated July 29, 2010 with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders.  The definitive proxy statement has been mailed to shareholders of Airgas.  INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION AND FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.  These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase.  Information about the Air Products nominees is included in the definitive proxy statement Air Products filed with the SEC on July 29, 2010 relating to the 2010 annual meeting of Airgas stockholders.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the definitive proxy statement filed by Air Products with the SEC.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.  The forward-looking statements in this release speak only as of the date of this filing.  We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.